Exhibit 99.1

FOR IMMEDIATE RELEASE

Alphatec Spine Announces Retirement of James R. Glynn from its Board of Directors;
Donald A. Williams Appointed Audit Committee Chairman

CARLSBAD, CA, October 30, 2015 – Alphatec Holdings, Inc. (Nasdaq: ATEC), the parent company of Alphatec Spine, Inc., a global provider of spinal fusion technologies, announced today that James R. Glynn is retiring as a member of the board of directors and Audit Committee Chairman, effective November 2, 2015. Alphatec Spine’s board of directors has appointed Donald A. Williams, an independent director of Alphatec’s board of directors and current member of the Audit Committee, as the Chairman of the Audit Committee, effective November 2, 2015.

Mr. Williams joined the board of directors in May 2015 and previously was a Partner at Ernst & Young for eighteen years and a Partner with Grant Thornton, LLP for the last seven years. He has served as the lead partner on multiple initial public offerings, secondary offerings, private and public debt financings, as well as numerous mergers and acquisitions.

“We would like to thank Jim for his dedicated service and many contributions to Alphatec over the past eight years,” said Jim Corbett, President and Chief Executive Officer of Alphatec Spine. “We appreciate his counsel and leadership during his tenure and wish him all the best in the future. Looking forward, we are very pleased to have Don serve as Chairman of the Audit Committee. Don’s deep financial experience and strong business acumen has been a valuable asset to the board this year. We look forward to Don’s guidance and operational expertise in his newly expanded role as we continue to execute the pillars of our strategy and build momentum for the future.”

Further information regarding the Company’s appointment of Donald A. Williams to its board of directors is set forth in a Current Reports on Form 8-K that the Company is expecting to file with the U.S. Securities and Exchange Commission (SEC) on November 2, 2015 and will be available on both the SEC’s website at www.sec.gov and the Company’s website at www.alphatecspine.com.
About Alphatec Spine
Alphatec Spine, Inc., a wholly owned subsidiary of Alphatec Holdings, Inc., is a global medical device company that designs, develops, manufactures and markets spinal fusion technology products and solutions for the treatment of spinal disorders associated with disease and degeneration, congenital deformities and trauma. The Company's mission is to improve lives by delivering advancements in spinal fusion technologies. The Company and its affiliates market products in the U.S. and internationally via a direct sales force and independent distributors.
Additional information can be found at www.alphatecspine.com.

Forward Looking Statements
This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Alphatec Spine cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward-looking statements include the Company's ability to execute on its strategy to build momentum in the future; achieve profitable growth; the Company’s ability to achieve both domestic and international growth and future profitability. The words "believe," "will," "should," "expect," "intend," "estimate" and "anticipate," variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement.  Please refer to the risks detailed from time to time in Alphatec Spine's SEC reports, including its Annual Report Form 10-K, as well as other filings on Form 10-Q and periodic filings on Form 8-K. Alphatec Spine disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

CONTACT: Investor/Media Contact:

Christine Zedelmayer
Investor Relations
Alphatec Spine, Inc.
(760) 494-6610
czedelmayer@alphatecspine.com